KID CASTLE EDUCATIONAL CORPORATION
Unaudited Proforma Balance Sheet
December 31, 2018

	Kid Castle Educational Corporation	Cannabinoid Biosciences, Inc	Eliminations	Total
ASSETS

Cash and cash equivalents	$ -	$ 1,393		$ 1,393

Total Current Assets	$ -	$ 1,393	$ -	$ 1,393
Fixed Assets	$ -	$ -	$ -	$ -
Total assets	$ -	$ 1,393	$ -	$ 1,393

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:
Current liabilities	$ -	$ 2,400		$ 2,400
Long-term liabilities	$ 240,000	$ 9,038	$ -	$ 249,038

Total liabilities	240,000	11,438	-	251,438

Stockholders' deficit:
Preferred stock, $.001 par value, 1,000,000 shares authorized, 0 issued and outstanding	-
Common stock ($0.0001 par value)	30,000	1,670	(1,670)	30,000
100,000,000 shares authorized, no par
30,000,000 issued and outstanding on 06/30/2019, and			(10,045)	(10,045)
Additional Paid-in Capital	7,368,660	25,230	(25,230)	7,368,660
Accumulated Deficits	(7,638,660)	(36,945)	36,945	(7,638,660)
Total stockholders' equity	(240,000)	(10,045)		(250,045)
Total liabilities and stockholders' equity	$ -	$ 1,393		$ 1,393

KID CASTLE EDUCATIONAL CORPORATION
Unaudited Proforma Statements of Operations
December 31, 2018

	Kid Castle Educational Corporation	Cannabinoid Biosciences, Inc.	Eliminations	Total

REVENUE
Total revenue	$ -	$ -	$ -	$ -

EXPENSES:

Rent expense		7,560		7,560
Telephone expense		3,941		3,941
Other operating expenses		18,653		18,653

Total operating expenses		30,154	-	30,154

NET LOSS FROM OPERATIONS		(30,154)	-	(30,154)

NET LOSS	$ -	$ (30,154)	$ -	$ (30,154)

Basic and diluted loss per common share	$ -	$ (0.00181)		$(0.00101)

Weighted average number of common
Shares outstanding basic and diluted	30,000,000	16,700,000	(16,700,000)	30,000,000

KID CASTLE EDUCATIONAL CORPORATION
Unaudited Proforma Balance Sheet
June 30, 2019

	Kid Castle Educational Corporation	Cannabinoid Biosciences, Inc		Eliminations		Total
ASSETS
Cash and cash equivalents	$ -	$ 18,442				$ 18,442

Total Current Assets	$ -	$ 18,442		$ -		$ 18,442

Fixed Assets	$ -	$ 4,200		$ -		$ 4,200

Total assets	$ -	$ 22,642		$ -		$ 22,642

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilites:
Current liabilities	$ -	$ 2,400				$ 2,400
Long-term liabilities	$ 240,000	$ 4,934		$ -		$ 244,934

Total liabilities	$ 240,000	7,334		-		247,334

Stockholders' deficit:
Preferred stock, $.001 par value, 1,000,000 shares authorized, 0 issued and outstanding	-
Common stock ($0.0001 par value)	30,000	1,971		(1,971)		30,000
100,000,000 shares authorized, no par
30,000,000 issued and outstanding on 06/30/2019, and				15,308		15,308
Additional Paid-in Capital	7,368,660	117,459		(117,459)		7,368,660
Accumulated Deficits	(7,638,660)	(104,122)		104,122		(7,638,660)
Total stockholders' equity	(240,000)	15,308		0		(224,692)
Total liabilities and stockholders' equity	$ -	$ 22,642	#	$ 0	#	$ 22,642

KID CASTLE EDUCATIONAL CORPORATION
Unaudited Proforma Statements of Operations
June 30, 2019

	Kid Castle Educational Corporation	Cannabinoid Biosciences, Inc.	Eliminations	Total

REVENUE
Total revenue	$ -	$ -	$ -	$ -

EXPENSES:
Rent expense		24,928		24,928
Telephone expense		8,198		8,198
Other operating expenses		70,996		70,996

Total operating expenses		104,122	-	104,122

NET LOSS FROM OPERATIONS		(104,122)	-	(104,122)

NET LOSS	$ -	$ (104,122)	$ -	$(104,122)

Basic and diluted loss per common share	$ -	$ (0.00529)		$(0.00347)

Weighted average number of common
Shares outstanding basic and diluted	30,000,000	19,700,000	(19,700,000)	30,000,000